Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi canadienne sur les sociétés par actions

Luna Gold Corp.

Name of corporation-Dénomination de la société

433542-2

Corporation number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the *Canada Business Corporations Act*, as set out in the attached articles of continuance.

Je certifie que la société susmentionnée a été prorogée en vertu de l'article 187 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de prorogation ci-jointes.

Richard G. Shaw
Director - Directeur

November 24, 2005 / le 24 novembre 2005

Date of Continuance - Date de la prorogation

Industry Canada Industrie Canada

Canada Business Corporations Act — Loi canadienne sur les sociétés par actions

FORM 11 — ARTICLES OF CONTINUANCE (SECTION 187)

FORMULE 11 — CLAUSES DE PROROGATION (ARTICLE 187)

1 Name of Corporation	2 Taxation Year End
Luna Gold Corp.	M 12 D 31

3 The province or territory in Canada where the registered office is to be situated

Province of British Columbia

4 The classes and the maximum number of shares that the corporation is authorized to issue

Unlimited common shares

5 Restrictions, if any, on share transfers

None

6 Number (or minimum and maximum number) of directors

Minimum of three (3) and maximum of ten (10)

7 Restrictions, if any, on business the corporation may carry on

None

8 (1) If change of name effected, previous name
N/A

(2) Details of incorporation

Incorporated under the laws of British Columbia on June 24, 1986 under the name Belcarra Resources Ltd. On October 12, 1994 the Corporation changed its name to Belcarra Motors Corp. under the Company Act (British Columbia). On September 10, 1997 the Corporation changed its name to Predator Ventures Ltd. under the Company Act (British Columbia). The Corporation was subsequently continued under the Wyoming Business Corporation Act on July 14, 1999. On November 15, 1999 the Corporation changed its name to WW.BROADCAST.NET Inc. under the Wyoming Business Corporation Act. On August 7, 2003 the Corporation changed its name to Luna Gold Corp. under the Wyoming Business Corporation Act.

9 Other provisions, if any
See Schedule "A" attached hereto.

Signature	Printed Name	10 Capacity of	11 Tel No.
[signature]	Tim Searcy	President	604-628-1103

FOR DEPARTMENTAL USE ONLY

433542-2

NOV 24 2005

IC 3247 (2004/12)

PAV\384301\CONTINUATION\3069

SCHEDULE "A"

The directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting of the Corporation, but the number of additional directors cannot at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.